UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2010

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio		44125
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 5, 2010, Chart Industries, Inc. (the “Company”) announced plans to close its liquid oxygen therapy manufacturing operations located in Plainfield, Indiana, which operate under the Company’s BioMedical segment, and relocate the manufacturing and customer service operations to a facility close to existing operations in Canton, Georgia. The closure and relocation is intended to rationalize and consolidate recently acquired operations within the Company’s liquid oxygen therapy business and is expected to take approximately 12 months to complete.

Subject to finalization of certain estimates, the Company expects to record charges associated with the Plainfield closure of approximately $7.0 million, which the Company expects to incur primarily during 2010. Major components of the charge include approximately $1.5 million for non-cash impairment of assets and approximately $5.5 million in future cash expenditures relating to employee retention and separation benefits and lease exit costs.

In addition, the Company estimates that capital expenditures for facility expansion in Canton will be approximately $5 million.

Paragraph five of the Company’s press release attached hereto as Exhibit 99.1 pertaining to forward-looking statements is incorporated by reference in this Item 2.05.

Item 7.01	Regulation FD Disclosure.

A press release announcing the consolidation of the Company’s liquid oxygen therapy manufacturing operations is furnished as Exhibit 99.1 hereto, and is incorporated in this Item 7.01 by reference.

As discussed in the attached press release, the anticipated restructuring costs associated with the closure of the Plainfield manufacturing operations and relocation of the operations to Canton were included in the Company’s 2010 earnings estimates that were announced when the Company reported 2009 year end results on February 24, 2010. As a result, the impact of this closure is included in the Company’s previously disclosed 2010 forecasted earnings guidance of $0.40 to $0.60 per fully diluted share, which includes expected charges of approximately $0.20 per share for restructuring, acquisition related and write-off of deferred financing costs.

Except as set forth in this Current Report on Form 8-K, all information in the press release and this Item 7.01 is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 5, 2010 announcing the consolidation of the Company’s liquid oxygen therapy operations.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: April 5, 2010
	By:	/s/ Matthew J. Klaben
Matthew J. Klaben Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 5, 2010 announcing the consolidation of the Company’s liquid oxygen therapy operations.

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